                                  EXHIBIT 10.9

                               GUARANTEE AGREEMENT

The Guarantors hereby guarantee to the Chang Hwa Bank Co., Ltd. (also known as Chang Hwa Commercial Bank, including the head office and all other subsidiary branches, hereinafter referred to as " Bank") the debt responsibilities of Kid castle Internet Technology Corporation (hereinafter referred to as " Borrower"). The debt responsibilities include the principal of SIXTY MILLION New Taiwan Dollars, the interests, and overdue interests, penalties for breach of contract, damage compensations and all other charges. The guarantors shall agree to take on the responsibilities on behalf of the Borrower and abide by the following terms and conditions:

General terms and conditions:

1. The debt responsibilities covered by this agreement refer to the Borrower's current (including incurred and not paid yet) and future debts with the Bank, including loans, bills, advance payments, guarantees, damage compensations and all other related debts.

2. Upon the failure of the Borrower to deliver the responsibilities (including the loans made to full due), the Bank may, without noticing the Borrower in advance or exercising the collaterals, claim the reimbursement from the Guarantors

3. The interest rate of interests and overdue interests is based upon each debt certificate and other agreements the Borrower has made. Upon interest arrears or the inability to fulfill the liabilities due, 10 % will be added to the interest rate for the first six months from the overdue date. For loan overdue for more than six months, 20 % will be added to the interest rate for the more-than-six-month part.

4. Upon the failure of the Borrower to deliver the responsibilities, the Guarantors agree that the Bank may exercise the offsetting right against Guarantors' deposits with the Bank and credits to the Bank, regardless of due or not. The offsetting right is effective upon the debit and credit to the account. Meanwhile, the deposit certificate, deposit book, and other evidences the Bank has issued to the Guarantors shall become invalid within the range of offsetting. If the offsetting amount is less than the guaranteed amount, the Guarantors shall still take on the debt responsibilities.

5. Upon the involvement of this agreement in a lawsuit, it is mutually agreed to use the local courts of (intentionally blank) as the court of first instance, unless otherwise stated.

Guarantor: Wang, Kuo-An
Address: Unit 1, 4th Floor, No. 48, Nanhai Road, Taipei City

Guarantor: Chiu, Yu-En
Address: 5th Floor, No.5, Lane 75, Ningpo West Street, Taipei City

Guarantor: (none)
Address: (none)

Guarantor: (none)
Address: (none)

Guarantor: (none)
Address: (none)

Special terms and conditions:

1. The Guarantors may terminate the guarantee agreement at any time by written notice. However, the agreement shall cease to be effective from the next business date of the Bank's receipt of the notice. The Guarantors shall not guarantee the transactions between the Borrower and the Bank after the above-mentioned date but shall guarantee all the debts held by the Borrower to the Bank before the above-mentioned date within the agreed limit.

The Guarantors have full knowledge of and agree to the contents of the above special terms and conditions.

Certification

This is to certify that the Guarantors have reviewed all the above terms and conditions during a reasonable period of time.

To
Chang Hwa Bank

Guarantor: Wang, Kuo-An (sealed)

Guarantor: Chiu, Yu-En (sealed)

Guarantor: (none)

Guarantor: (none)

Guarantor: (none)

Date : October, 24, 2000

                         Chang Hwa Bank, ChiChEn Branch
                              Loan Approval Notice

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Client                 Kid Castle Internet Technology Corporation

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Amount                 THIRTY MILLION NTD only

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Account                Medium-term loan, w/o collaterals

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Period                 Aug 15 2002-Feb 15 2003

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Interest rate          Primary interest rate + 1.5%(8.945%at present)

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Conditions             125% of notes receivables required

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Additionalconditions   Due to the large amount
                       of inventory, insurance is required,
                       improvement is needed, and attention
                       to the flow of the inventory is
                       wanted.
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

Chang Hwa Bank, ChiChEn Branch
<<seal>>

Date: September 24, 2002